AMENDMENT NUMBER 4

TO THE

SUB-ADVISORY AGREEMENT

This Amendment Number 4 (the “Amendment”) amends that certain SUB-ADVISORY AGREEMENT, dated August 2, 2017 (the “Agreement”) by and between Hartford Funds Management Company, LLC (the “Adviser”) and Wellington Management Company LLP (the “Sub-Adviser”), and is effective as of September 13, 2024 (the “Effective Date”).

WHEREAS, the Adviser has appointed, and the Board of Directors (the “Board”) of Hartford Series Fund, Inc. (the “Company”) has approved the Sub-Adviser to serve as the sub-adviser of the series of the Company listed on Schedule A to the Agreement (collectively, the “Funds”); and

WHEREAS, the Adviser and the Sub-Adviser desire to amend and restate Schedule B to remove reference to “Team II” with respect to Hartford Small Company HLS Fund; as previously approved by the Board;

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	Pursuant to Section 15 of the Agreement, Schedule B is deleted in its entirety and replaced with the attached Amended and Restated Schedule B to the Agreement.

2.	The changes to the Agreement reflected in this Amendment shall become effective as of the respective Effective Date reflected in this Amendment.

3.

Except as amended by this Amendment and any previous amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and the approval of the Board.

4.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By: /s/ Vernon J. Meyer

Name: Vernon J. Meyer
Title: Chief Investment Officer

WELLINGTON MANAGEMENT COMPANY LLP

By: /s/ Charles Mulhern

Name: Charles Mulhern
Title: Senior Managing Director

Amended and Restated Schedule B

Fees Paid to the Sub-Adviser

This Amended and Restated Schedule B to that certain Sub-Advisory Agreement by and between Hartford Funds Management Company, LLC and Wellington Management Company LLP, dated August 2, 2017, is effective as of September 13, 2024.

[REDACTED]

Hartford Balanced HLS Fund

[REDACTED]

Hartford Capital Appreciation HLS Fund

[REDACTED]

Hartford Disciplined Equity HLS Fund

[REDACTED]

Hartford Dividend and Growth HLS Fund

[REDACTED]

Hartford Healthcare HLS Fund

[REDACTED]

Hartford International Opportunities HLS Fund

[REDACTED]

Hartford MidCap HLS Fund

[REDACTED]

Hartford Small Cap Growth HLS Fund [REDACTED]

Hartford Small Company HLS Fund

[REDACTED]

Hartford Stock HLS Fund

[REDACTED]

Hartford Total Return Bond HLS Fund

[REDACTED]

Hartford Ultrashort Bond HLS Fund

[REDACTED]

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